DLH REPORTS SECOND QUARTER FISCAL YEAR 2014 RESULTS

•	Revenues grew 13.4% over prior year second quarter

•	Gross profit grew 24.2% over prior year second quarter

•	Adjusted EBITDA increased fourfold over prior year second quarter

•	Working capital deficit narrowed by $2.0 million through second quarter

•	Management to conduct conference call/webcast today, May 8, 2014, at 11:00 a.m. EST

Atlanta, Georgia – May 8, 2014 – DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to the Federal government in health, logistics, and contingency response announced today financial results for its second quarter ended March 31, 2014.

Table 1 - Financial Highlights

	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in thousands, except per share amounts)	2014	2013	2014	2013
Revenues	$14,745	$13,007	$29,222	$26,002
Gross profit	$2,199	$1,771	$4,311	$3,560
Gross profit %	14.9%	13.6%	14.8%	13.7%
Income (loss) from operations	$225	$9	$291	$(84)
Net income (loss)	$197	$(109)	$330	$(237)
Income (loss) per share - basic and diluted	$0.02	$(0.01)	$0.03	$(0.03)
Other Data
Adjusted EBITDA (1)	$330	$80	$638	$109

Management Discussion

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zach Parker stated: “We are very pleased with our second quarter fiscal year 2014 results. We believe that our results validate our strategy for navigating a challenging budgetary environment. Our strategic focus on a particular segment of the federal market has allowed us to deliver increasing revenue for the sixth consecutive quarter, during a cycle that the general contracting market has experienced erosion in the business base. Our operations have delivered gross profit increase with the addition of our new business, which is consistent with our strategy to move up the value chain within our healthcare portfolio. We are committed to continuing our efforts to enhance shareholder value through measured growth and quality financial results.

DLH Executive Vice-President, John Armstrong added:  “During the quarter, the White House released its proposed FY15 budget for the Department of Veterans Affairs (DVA), including a projected 6.5% increase in the budget, to support VA’s goals, including expanded access to health care and other benefits. This increasing addressable market is good news for DLH against the headwinds of an overall decreasing Federal budget. We believe that our expertise in leveraging technology to effectively and efficiently manage key missions for DVA positions us well to extend our long-term commitment to supporting veterans.”

Kathryn JohnBull, DLH CFO, added: “Our second quarter results sustain our trend of delivering increased revenue and gross profit, while continuing to apply strong controls to general and administrative expenses. Though total G&A expenses increased compared to our prior year second quarter, those increases were largely associated with revenue-driven fees to maintain our GSA contracts, non-cash stock option expense, and increased spending on business development. As a percent of revenue, G&A expense was favorable over prior year second quarter.

JohnBull continued: “During the quarter, we worked with our lender to amend our credit facility, substantially reducing interest rates and other service charges. We believe this amendment reflects the progress we’ve made to date in establishing a sound business model. We generated strong operating cash flow during the quarter and we believe we have access to adequate capital to support ongoing growth.

Results for Three Months Ended March 31, 2014

Revenues for the three months ended March 31, 2014 and 2013 were $14.7 million and $13.0 million, respectively, which represents an increase of $1.7 million or 13.4%. The increase in revenue is due primarily to new business awarded in 2013 and expansion on current programs.

Gross profit for the three months ended March 31, 2014 and 2013 was $2.2 million and $1.8 million, respectively, which represents an increase of $0.4 million or 24.2%. As a percentage of revenue, gross profit was 14.9% and 13.6%, for the three months ended March 31, 2014 and 2013, respectively. The gross profit rate benefited from new business awarded in 2013 and improved contract performance and cost management.

G&A expenses for the three months ended March 31, 2014 and 2013 were $1.9 million and $1.7 million, respectively, an increase of $0.2 million or 12.6%.  The increase was due principally to expenses related to growing our contract base, and non-cash stock option expense. As a percent of revenue, G&A expenses were favorable over prior year at 13.2% and 13.3% for the three months ended March 31, 2014 and 2013, respectively.

Income from operations for the three months ended March 31, 2014 was approximately $225 thousand as compared to income from operations for the three months ended March 31, 2013 of approximately $9 thousand.  The improvement in income from operations results from improved gross profit described above.

Other income (expense), net was $(28) thousand for the three months ended March 31, 2014 as compared to $(118) thousand for the three months ended March 31, 2013. The improvement is due principally to settlement of our convertible debentures and warrants during first quarter fiscal 2014, which eliminated related interest and amortization expense incurred in the prior year quarter.

Net income for the three months ended March 31, 2014 was $197 thousand, or $0.02 per basic and diluted share, as compared to net loss of $(109) thousand or $(0.01) per basic and diluted share for the three months ended March 31, 2013. This improvement is due principally to increased gross profit as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended March 31, 2014 was $330 thousand as compared to $80 thousand for the three months ended March 31, 2013, due principally to increased gross profit as described above.

Results for Six Months Ended March 31, 2014

Revenues for the six months ended March 31, 2014 and 2013 were $29.2 million and $26.0 million, respectively, which represents an increase of $3.2 million or 12.4%. The increase in revenue is due primarily to new business awarded in 2013 and expansion on current programs.

Gross profit for the six months ended March 31, 2014 and 2013 was $4.3 million and $3.6 million, respectively, which represents an increase of $0.7 million or 21.1%. As a percentage of revenue, gross profit was 14.8% and 13.7%, for the six months ended March 31, 2014 and 2013, respectively. The gross profit rate benefited from new business awarded in 2013 and improved contract performance and cost management.

G&A expenses for the six months ended March 31, 2014 and 2013 were $4.0 million and $3.6 million, respectively, an increase of $0.4 million or 10.9%.  Non-cash stock option expense was a significant contributor to the increase in G&A expenses, as those costs were $0.3 million and $0.1 million for the six months ended March 31, 2014 and 2013, respectively. As a percent of revenue, G&A expenses were 13.6% and 13.8% for the three months ended March 31, 2014 and 2013, respectively, an improvement of 0.2% over prior year second quarter.

Income from operations for the six months ended March 31, 2014 was approximately $291 thousand as compared to loss from operations for the six months ended March 31, 2013 of approximately $84 thousand.  The improvement in income from operations results from improved gross profit described above.

Other income (expense), net was $39 thousand for the six months ended March 31, 2014 as compared to $(153) thousand for the six months ended March 31, 2013. The improvement is due principally to a gain recognized on the maturity of the derivative financial instruments associated with our convertible debentures.

Net income for the six months ended March 31, 2014 was $330 thousand or $0.03 per basic and diluted share, as compared to net loss of $(237) thousand or $(0.03) per basic and diluted share for the six months ended March 31, 2013. This improvement is due principally to increased gross profit as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the six months ended March 31, 2014 was $638 thousand as compared to $109 thousand for the six months ended March 31, 2013, due principally to increased gross profit as described above.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss)

(1)  We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net income (loss) plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in thousands)	2014	2013	2014	2013
Net income (loss)	$197	$(109)	$330	$(237)
(i) Interest and other (income) expenses, net	28	118	(40)	152
(ii) Provision for taxes	—	—	—	—
(iii) Depreciation and amortization	27	33	53	66
(iv) G&A expenses — equity grants	78	38	295	128
EBITDA adjusted for other non-cash charges	$330	$80	$638	$109

Conference Call and Webcast Details

Interested parties may participate in the conference call by dialing into the conference call line at 1-877-703-6108; international callers dial 1-857-244-7307 (passcode 74459798) approximately five to ten minutes prior to the call. The conference call will also be available on replay starting at 3:00 PM ET on May 8, 2014 and ending on May 15, 2014. For the replay, please dial 1-888-286-8010 (passcode 18591763) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to the Federal government in health, logistics, and contingency response. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,200 employees working in 25 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	Three Months Ended
	March 31,
	2014	2013

REVENUES	$14,745	$13,007
DIRECT EXPENSES	12,546	11,236
GROSS PROFIT	2,199	1,771

GENERAL AND ADMINISTRATIVE EXPENSES	1,947	1,729
DEPRECIATION AND AMORTIZATION	27	33

Income from operations	225	9

OTHER INCOME (EXPENSE)
Interest expense, net	(29)	(47)
Amortization of financing costs	—	(52)
Change in value of financial instruments	—	(20)
Other income (expense), net	1	1
	(28)	(118)

Income (loss) before income taxes	197	(109)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$197	$(109)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Net income (loss) per share	$0.02	$(0.01)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	9,603	9,318
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	9,786	9,318

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	Six Months Ended
	March 31,
	2014	2013

REVENUES	$29,222	$26,002
DIRECT EXPENSES	24,911	22,442
GROSS PROFIT	4,311	3,560

GENERAL AND ADMINISTRATIVE EXPENSES	3,967	3,578
DEPRECIATION AND AMORTIZATION	53	66

Income (loss) from operations	291	(84)

OTHER INCOME (EXPENSE)
Interest expense, net	(51)	(93)
Amortization of financing costs	(10)	(106)
Change in fair value of derivative financial instruments	99	41
Other income, net	1	5
	39	(153)

Income (loss) before income taxes	330	(237)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$330	$(237)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Net income (loss) per share	$0.03	$(0.03)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	9,548	9,301
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	9,651	9,301

The accompanying notes are an integral part of these consolidated financial statements

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	(unaudited)
	March 31,	September 30,
	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,147	$3,408
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, including unbilled receivables of $9.6 and $9.5 million, at March 31, 2014 and at September 30, 2013	12,488	11,943
Prepaid workers’ compensation	197	358
Other current assets	475	241
Total current assets	16,307	15,950

EQUIPMENT AND IMPROVEMENTS
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	430	417
Leasehold improvements	24	24
	719	706
Less accumulated depreciation and amortization	(603)	(550)
Equipment and improvements, net	116	156

GOODWILL	8,595	8,595

OTHER ASSETS
Deposit for workers compensation insurance	—	1,030
Other assets	27	27
Total other assets	27	1,057

TOTAL ASSETS	$25,045	$25,758

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	March 31,	September 30,
	2014	2013
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loan payable	$576	$951
Current portion of capital lease obligations	—	22
Convertible debenture, net	—	340
Derivative financial instruments, at fair value	—	160
Accrued payroll (including $8.8 million related to unbilled receivables)	11,149	11,138
Accounts payable	1,343	370
Accrued expenses and other current liabilities	3,249	4,973
Total current liabilities	16,317	17,954

LONG TERM LIABILITIES
Other long term liability	17	20
Total long term liabilities	17	20

Total liabilities	16,334	17,974

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,610 at March 31, 2014 and 9,320 at September 30, 2013, outstanding 9,603 at March 31, 2014 and 9,318 at September 30, 2013	9	9
Additional paid-in capital	75,997	75,400
Accumulated deficit	(67,271)	(67,601)
Treasury stock, 7 shares at cost at March 31, 2014 and 2 shares at cost at September 30, 2013	(24)	(24)
Total shareholders’ equity	8,711	7,784

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,045	$25,758

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
Email: investorrelations@dlhcorp.com
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